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Dayton Power & Light Responds to PUCO Decision on Electric Security Plan

DAYTON, Ohio –September 6, 2013 – Today, the Public Utilities Commission of Ohio (PUCO) issued a correction to its Order in the Dayton Power & Light (DP&L or Company) rate proceeding that takes meaningful steps to balance the interests of the Company, its customers, and the region’s needs.  However, the entirety of the Order falls short in addressing key issues challenging DP&L.

“We will be completing a detailed analysis of the PUCO’s decision.  The Order provides clarity for three years, but the PUCO’s decision places risk on DP&L in 2017 and 2018.  We have invested in our business for decades and it is unclear whether this Order will allow a smooth path to competition,” said Derek A. Porter, president of DP&L.

Porter continued, “DP&L is committed to the PUCO’s goal of moving toward a competitive market. Our goal remains, providing safe, reliable service to customers while maintaining our leadership and support for the community.

About The Dayton Power & Light Company and DPL Inc.

The Dayton Power and Light Company is the principal subsidiary of DPL Inc., a regional energy company.

DPL Inc.’s other significant subsidiaries include DPL Energy, LLC (DPLE), Miami Valley Insurance Company (MVIC), and DPL Energy Resources, Inc. (DPLER), which also does business as DP&L Energy.  The Dayton Power and Light Company, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; MVIC, a captive insurance company, provides insurance services to DPL and its subsidiaries, and DPLER is a competitive retail electric supplier.  DPL Inc., through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are coal-fired units and 1,000 megawatts are solar, natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

DPL Inc. was acquired by The AES Corporation (NYSE: AES) in 2011. AES is a Fortune 200 global power company. It provides affordable, sustainable energy to 21countries through a diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Its workforce of 25,000 people is committed to operational excellence and meeting the world's changing power needs. AES’ 2012 revenues were $18 billion and it owns and manages $42 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Tender

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Offer Materials related to the Tender Offers and AES’ filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7 “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in AES’ 2012 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Anyone who desires a copy of AES’ 2012 Annual Report on Form 10-K dated on or about February 26, 2013 may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.

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